Exhibit (h)(11)

AMENDMENT TO SUB-ADMINISTRATION AND SUB-ACCOUNTING AGREEMENT

This Amendment to the Sub-Administration and Sub-Accounting Agreement is made as of June 29, 2018 (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator/Accounting Agent”) and Deutsche Investment Management Americas Inc., a Delaware corporation (the “Administrator”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Sub-Administrator/Accounting Agent and the Administrator entered into that certain Sub-Administration and Sub-Accounting Agreement dated as of April 1, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

A.	A new paragraph is inserted after the second paragraph of Section 7.1, “Fees, Expenses and Expense Reimbursements”, as follows:

“The Administrator will bear all expenses that are incurred in its and the Funds’ operation and not specifically assumed by the Sub-Administrator/Accounting Agent. For the avoidance of doubt, Administrator and Fund expenses not assumed by the Sub-Administrator/Accounting Agent include (to the extent applicable to the services provided by Sub-Administrator/Accounting Agent under the Agreement), but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-Q or Form N-PORT (as applicable), Form N-PX, Form N-MFP, Form N-SAR or Form N-CEN (as applicable), proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Sub-Administrator/Accounting Agent under this Agreement); cost of any services contracted for by the Administrator directly from parties other than the Sub-Administrator/Accounting Agent; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Administrator; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Administrator; costs of Preparation, printing, distribution and mailing, as applicable, of the Funds’ Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Funds’ tax returns, Form N-1A, Form N-CSR, Form N-Q or Form N-PORT (as applicable), Form N-PX, Form N-MFP and Form N-SAR or Form N-CEN (as applicable), and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Fund(s)’ net asset value.”

B.	Schedule B1 of the Agreement is hereby amended by adding the following before the last sentence of Schedule B1 (that currently states “*Will be performed in accordance with the operating policies agreed to periodically between the Sub-Administrator/Accounting Agent and the Administrators”):

“Pursuant to the terms and conditions of this Agreement, as amended by Schedule B6 hereof, the Sub-Administrator/Accounting Agent shall, with respect to each Fund that is identified on Annex 1 to Schedule B6 hereto, perform the Form N-PORT and Form N-CEN Support Services and the Quarterly Portfolio of Investments Services set forth on Schedule B6 hereof.”

C.	Section 10 of the Agreement is hereby amended by adding the following at the end of the section:

“Pursuant to other agreements now or at any time in effect between the Administrator or any Fund (or its or such Fund’s investment manager or investment advisor, on its behalf) and State Street Bank and Trust Company or its affiliates (the “Other State Street Agreements”) in any capacity other than as Sub-Administrator/Accounting Agent hereunder (in such other capacities, “State Street”), State Street may be in possession of certain information and data relating to the Funds and/or a Portfolio of a Fund that is necessary to provide the Services, including Form N-PORT Support Services. The Administrator hereby acknowledges and agrees that this Section 10 of the Agreement serves as its consent and instruction, or Proper Instruction, as the case may be, for itself and on behalf of each Fund and/or Portfolio of a Fund under and pursuant to such Other State Street Agreements, for State Street to provide or otherwise make available (including via platforms such as my.statestreet.com) to the Sub-Administrator/Accounting Agent, Fund and/or Portfolio information, such as net asset values and information relating to the net assets of the Funds and/or Portfolios, holdings and liquidity reports, market value and other information and data related to the Funds or Portfolios.”

D.	A new Schedule B6 (and Annex 1 thereto) is hereby added to the Agreement as set forth in Exhibit 1 hereto.

2.	The provisions of this Amendment (and the terms of the Agreement as modified hereby) shall be or become effective as follows:

A.	Sections 1.A. and Section 1.B. of this Amendment and the preparation and onboarding activities related to the Services, including those set forth in Section II of Schedule B6, shall be effective as of the date of this Amendment as set forth above.

B.	Section 1.C. of this Amendment and the data aggregation, preparation of data sets and recordkeeping activities of the Services (as defined in Schedule B6) shall become effective as of the first day of the first month in which a Fund is required by applicable law (including any rules and regulations promulgated thereunder and in accordance with any interpretive releases issued by the U.S. Securities and Exchange Commission) to aggregate data and maintain records consistent with Form N-PORT (currently anticipated to be June 2018).

C.	The filing obligations of the Form N-PORT Services shall become effective as of the first day of the first month in which a Fund is required by applicable law (including any rules and regulations promulgated thereunder and in accordance with any interpretive releases issued by the U.S. Securities and Exchange Commission) to file Form N-PORT (currently anticipated to be April 2019).

3.	Notwithstanding the first sentence of Section 15 of the Agreement, the Administrator agrees to be bound to receive from the Sub-Administrator/Accounting Agent the Form N-PORT and Form N-CEN Support Services and the other services as described in Schedule B-6 attached hereto for at least eighteen (18) months following the date of this Amendment. The parties further agree that the foregoing commitment will be deemed the “term” for the Form N-PORT and Form N-CEN Support Services and that following the expiration of such term, the Initial Term and Renewal Term termination provisions of the first two sentences of Section 15 will apply to the Form N-PORT and Form N-CEN Support Services in the same way as such provisions apply to all other services under the Agreement.

4.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment, including Exhibit 1, is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

5.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

6.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By: /s/ John Millette

Name: John Millette

Title: Chief Legal Officer

By: /s/ Paul Blodgett

Name: Paul Blodgett

Title: Managing Director

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

EXHIBIT 1

Schedule B6

Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services”) and Quarterly Portfolio of Investments Services (collectively, with the Form N-PORT and Form N-CEN Support Services, and for purposes of this Schedule B6, the “Services”)

I.       The Services.

(a)        Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

  Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Administrator (including from any third parties with whom the Administrator will need to coordinate in order to produce such data, documentation, and information), the Sub-Administrator/Accounting Agent will use such required data, documentation, assumptions, information and assistance from the Administrator, the Sub-Administrator/Accounting Agent’s internal systems and, in the case of Administrators not administered by the Sub-Administrator/Accounting Agent or its affiliates, third party Administrator administrators or other data providers, including, but not limited to, Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Administrator; and (ii) annual updates of Form N-CEN for review and approval by the Administrator.

  The Administrator acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

  Following review and final approval by the Administrator of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of the Administrator, the Sub-Administrator/Accounting Agent will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and maintain a record thereof in accordance with this Agreement and (ii) when required by applicable law, electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to the Administrator with respect to each Fund and each portfolio thereof (each, a “Portfolio”) as set forth in the attached Annex 1, which shall be executed by the Sub-Administrator/Accounting Agent and the Administrator(s). The Form N-CEN Services will be provided to the Administrator with respect to each Fund (including with respect to such Fund’s respective Portfolios, if any, as required by Form N-CEN) as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Administrator and by virtue of an updated Annex 1 that is signed by both parties.

(b)       Quarterly Portfolio of Investments Services:

•	Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Sub-Administrator/Accounting Agent will use such Required Data from the Administrator, the Sub-Administrator/Accounting Agent’s internal systems and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of the Administrator’s first and third fiscal quarter-ends.

•	Following review and final approval by the Administrator of each such draft Portfolio of Investments, and at the direction of and on behalf of the Administrator, the Sub-Administrator/Accounting Agent will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)       Liquidity Risk Measurement Services: [Not Applicable.]

II.       Administrator Duties, Representations and Covenants in Connection with the Services.

The provision of the Services to the Administrator by the Sub-Administrator/Accounting Agent is subject to the following terms and conditions:

1.       The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Administrator or its affiliates or any Fund, pooled vehicle, security or other investment or portfolio regarding which the Administrator or its affiliates provide services or is otherwise associated (“Administrator Entities”) that is generated or aggregated by the Sub-Administrator/Accounting Agent or its affiliates in connection with services performed on the Administrator’s behalf or otherwise prepared by the Sub-Administrator/Accounting Agent (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Sub-Administrator/Accounting Agent’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Administrator shall be as provided in such respective other agreements between the Sub-Administrator/Accounting Agent or its affiliates and the Administrator relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Administrator Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Sub-Administrator/Accounting Agent’s or its affiliates’ obligations to the Administrator under the Other Administrator Agreements.

In connection with the provision of the Services by the Sub-Administrator/Accounting Agent, the Administrator acknowledges and agrees that it will be responsible for providing the Sub-Administrator/Accounting Agent with any information requested by the Sub-

Administrator/Accounting Agent in order to provide the Services, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Sub-Administrator/Accounting Agent, in formats compatible with Sub-Administrator/Accounting Agent-provided data templates, including, without limitation, Required Data and the information and assumptions required by the Sub-Administrator/Accounting Agent in connection with Administrator reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised by the Sub-Administrator/Accounting Agent, in its discretion (collectively, the “Onboarding Checklist”), and such other forms and templates as may be used by the Sub-Administrator/Accounting Agent for such purposes from time to time, for all Funds and Portfolios with respect to which services are provided under this Agreement, including, but not limited to, those to be reported on Form N-PORT and Form N-CEN (as determined by the Administrator), including, without limitation, arranging for the provision of data from the Administrator, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Sub-Administrator/Accounting Agent (or any of its affiliates) in its capacity as administrator to one or more Administrators, the Sub-Administrator/Accounting Agent and the Administrator will agree on the scope of the information to be extracted from the Sub-Administrator/Accounting Agent’s or any of its affiliate’s systems for purposes of the Sub-Administrator/Accounting Agent’s provision of the Services, and the Sub-Administrator/Accounting Agent is hereby expressly authorized to use any such information as necessary in connection with providing the Services, hereunder; and

(B) Providing all required information and assumptions not otherwise included in Administrator data and assumptions provided pursuant to Section 1(A) above, including, but not limited to, the Required Data, as may be required in order for the Sub-Administrator/Accounting Agent to provide the Services.

The following are examples of certain types of information that the Administrator is likely to be required to provide with respect to each Fund and Portfolio pursuant to Sections 1(A) and 1(B) above, and the Administrator hereby acknowledges and agrees that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN:

•	SEC filing classification of the Funds (i.e., small or large filer);
•	Identification of any data sourced from third parties;
•	Identification of any securities reported as Miscellaneous; and
•	Any Explanatory Notes included in N-PORT Section E.

2.       The Administrator acknowledges and agrees that it has provided, or prior to the commencement of Services will have provided, to the Sub-Administrator/Accounting Agent all material assumptions used by the Administrator or that are expected to be used by the Administrator with respect to each Fund and Portfolio in connection with the completion of Form

N-PORT and Form N-CEN and the provision of the Services, and that it has approved, or prior to the commencement of the Services will have approved, all material assumptions used by the Sub-Administrator/Accounting Agent in the provision of the Services prior to the first use of the Services. The Administrator will also be responsible for promptly notifying the Sub-Administrator/Accounting Agent of any changes in any such material assumptions previously notified to the Sub-Administrator/Accounting Agent by the Administrator or otherwise previously approved by the Administrator in connection with the Sub-Administrator/Accounting Agent’s provision of the Services. The Administrator acknowledges that the completion of Form N-PORT and Form N-CEN and the provision of the Services, and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;
•	Assumptions necessary in converting data extracts;
•	General operational and process assumptions used by the Sub-Administrator/Accounting Agent in performing the Services; and
•	Assumptions specific to the Funds.

The Administrator hereby acknowledges and agrees that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Administrator (and/or the Sub-Administrator/Accounting Agent on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3. The Administrator acknowledges and agrees on the following matters:

(A)       The Administrator has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Administrator has determined that the Services are suitable for its and the Funds’ purposes. None of the Sub-Administrator/Accounting Agent or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including the Sub-Administrator/Accounting Agent, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B)       The Administrator assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it or the Funds. The Sub-Administrator/Accounting Agent is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Sub-Administrator/Accounting Agent is not providing any customization, guidance, or recommendations. Where the Administrator uses Services to comply with any law, regulation, agreement, or other Administrator or Fund obligation, the Sub-Administrator/Accounting Agent makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Sub-Administrator/Accounting Agent has no obligation of compliance with respect thereto.

(C)       The Administrator may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Sub-Administrator/Accounting Agent in connection with the Services and provided by the Sub-Administrator/Accounting Agent to the Administrator (“Materials”; provided that the term “Materials as used in this Schedule B6 shall not include: (i) raw data regarding the Funds and the Portfolios contained within Required Data; (ii) as-filed versions of publicly filed forms and documents; and (iii) Third Party Data) as follows: (a) for the internal business purpose of the Administrator relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. The Administrator may also redistribute the Materials, or an excerpted portion thereof, to its or the Funds’ investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Administrator or the Funds (each a “Permitted Person”); provided, however, (i) neither the Administrator nor any Fund may charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Administrator has separate license rights with respect to the use of such Third Party Data, or (iii) neither the Administrator nor any Fund may use the Services or Materials in any way to compete or enable any third party to compete with the Sub-Administrator/Accounting Agent. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Administrator, the Funds, any of their affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Funds or any Permitted Persons (collectively, including the Administrator, “Administrator Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent the Administrator has separate license rights with respect to the use of such Third Party Data). Without limitation, Administrator Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D)       The Administrator shall limit the access and use of the Services and the Materials by any Administrator Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Administrator shall be responsible and liable for all acts and omissions of any Administrator Parties.

(E)       The Services, the Materials and all confidential information of the Sub-Administrator/Accounting Agent (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Sub-Administrator/Accounting Agent. Neither the Administrator nor any Fund has any rights or interests with respect to all or any part of the Services, the Materials or the Sub-Administrator/Accounting Agent’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. The Administrator for itself and on behalf of the Funds automatically and irrevocably assigns to the Sub-Administrator/Accounting Agent any right, title or interest that it or such Fund has, or may be deemed to have, in the Services, the Materials or the Sub-Administrator/Accounting Agent’s confidential information, including, for the avoidance of doubt and without limitation, any Administrator Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Sub-Administrator/Accounting Agent (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Administrator or any Fund.

(F)       The Sub-Administrator/Accounting Agent may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

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ANNEX I

DEUTSCHE INVESTMENT

MANAGEMENT AMERICAS INC.

Further to the Amendment dated as of June 29, 2018, to the Sub-Administration and Sub-Accounting Agreement dated as of April 1, 2003 between Deutsche Investment Management Americas Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator/ Accounting Agent”), the Administrator and the Sub-Administrator/Accounting Agent mutually agree to update this Annex 1 by adding/removing Funds and/or Portfolios as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments	Fund Type: Fund of Fund (Y/N)	Service Type:
Deutsche Asset Allocation Trust - Deutsche Multi-Asset Conservative Allocation Fund - Deutsche Multi-Asset Global Allocation Fund - Deutsche Multi-Asset Moderate Allocation Fund	N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Equity 500 Index Portfolio	N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Deutsche Global/International Fund, Inc.

-          Deutsche Emerging Markets Fixed Income Fund

-          Deutsche European Equity Fund

-          Deutsche Global Infrastructure Fund

-          Deutsche Global Small Cap Fund

-          Deutsche High Conviction Global Bond Fund

-          Deutsche International Growth Fund

	N N N N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Deutsche Income Trust

-          Deutsche Fixed Income Opportunities Fund

-          Deutsche Global High Income Fund

-          Deutsche GNMA Fund

-          Deutsche High Income Fund

-          Deutsche Multisector Income Fund

-          Deutsche Short Duration Fund

-          Deutsche Short Duration High Income Fund

-          Deutsche Ultra-Short Investment Grade Fund

	N N N N N N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Institutional Funds - Deutsche EAFE® Equity Index Fund - Deutsche Equity 500 Index Fund - Deutsche S&P 500 Index Fund - Deutsche U.S. Bond Index Fund - Deutsche U.S. Multi-Factor Fund	N N N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Deutsche International Fund, Inc.

-          Deutsche CROCI® International Fund

-          Deutsche Emerging Markets Equity Fund

-          Deutsche Global Macro Fund

-          Deutsche Latin America Equity Fund

-          Deutsche World Dividend Fund

	N N N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Deutsche Investment Trust

-          Deutsche Capital Growth Fund

-          Deutsche Core Equity Fund

-          Deutsche CROCI® U.S. Fund

-          Deutsche Large Cap Focus Growth Fund

-          Deutsche Small Cap Core Fund

-          Deutsche Small Cap Growth Fund

-

	N N N N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Investments VIT Funds - Deutsche Equity 500 Index VIP - Deutsche Small Cap Index VIP	N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Deutsche Market Trust - Deutsche Global Income Builder Fund - Deutsche Real Assets Fund	N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Multi-Market Income Trust	N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Municipal Income Trust	N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Municipal Trust - Deutsche Managed Municipal Bond Fund - Deutsche Short-Term Municipal Bond Fund - Deutsche Strategic High Yield Tax-Free Fund	N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Portfolio Trust - Deutsche Floating Rate Fund - Deutsche Total Return Bond Fund	N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Securities Trust - Deutsche Communications Fund - Deutsche CROCI® Sector Opportunities Fund - Deutsche Enhanced Commodity Strategy Fund	N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

-          Deutsche Global Real Estate Securities Fund

-          Deutsche Health and Wellness Fund

-          Deutsche MLP & Energy Infrastructure Fund

-          Deutsche Real Estate Securities Fund

-          Deutsche Science and Technology Fund

N N N N N
Deutsche State Tax-Free Income Series, and its series: - Deutsche California Tax-Free Income Fund - Deutsche Massachusetts Tax-Free Fund - Deutsche New York Tax-Free Income Fund	N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Strategic Income Trust	N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Strategic Municipal Income Trust	N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Tax Free Trust - Deutsche Intermediate Tax/AMT Free Fund	N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Deutsche Value Series, Inc. - Deutsche CROCI® Equity Dividend Fund	N	Standard N-PORT Reporting Solution (Data and Filing) and

- Deutsche Mid Cap Value Fund	N	Quarterly Portfolio of Investments Services
Deutsche Variable Series I - Deutsche Bond VIP - Deutsche Capital Growth VIP - Deutsche Core Equity VIP - Deutsche CROCI® International VIP - Deutsche Global Small Cap VIP	N N N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Deutsche Variable Series II

-          Deutsche Alternative Asset Allocation VIP

-          Deutsche CROCI® U.S. VIP

-          Deutsche Global Equity VIP

-          Deutsche Global Income Builder VIP

-          Deutsche Government & Agency Securities VIP

-          Deutsche High Income VIP

-          Deutsche International Growth VIP

-          Deutsche Multisector Income Fund

-          Deutsche Small Mid Cap Growth VIP

-          Deutsche Small Mid Cap Value VIP

Y N N N N N N N N N	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Form N-CEN Services
Deutsche Asset Allocation Trust Deutsche Equity 500 Index Portfolio Deutsche Global/International Fund, Inc. Deutsche Income Trust Deutsche Institutional Funds

Deutsche International Fund, Inc.

Deutsche Investment Trust

Deutsche Investments VIT Funds

Deutsche Market Trust

Deutsche Multi-Market Income Trust

Deutsche Municipal Income Trust

Deutsche Municipal Trust

Deutsche Portfolio Trust

Deutsche Securities Trust

Deutsche State Tax-Free Income Series

Deutsche Strategic Income Trust

Deutsche Strategic Municipal Income Trust

Deutsche Tax Free Trust

Deutsche Value Series, Inc.

Deutsche Variable Series I

Deutsche Variable Series II (including the Portfolio, Deutsche Government Money Market VIP)

Cash Account Trust

Deutsche Money Funds

Deutsche Money Market Trust

Government Cash Management Portfolio

Investors Cash Trust

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

Date: June 29, 2018

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By: /s/ John Millette

Name: John Millette

Title: Chief Legal Officer

Date: June 29, 2018

By: /s/ Paul Blodgett

Name: Paul Blodgett

Title: Managing Director

Date: June 20, 2018